Subject to Completion, dated August 13, 1999


                        JOINT PROXY STATEMENT/PROSPECTUS

                    ---------------------------------------

                             PROSPECTUS RELATING TO

                 7,049,450 Common Stock
                 1,000,000 Class A Warrants
                 1,000,000 Class B Warrants
                   180,000 Class X Warrants
                   100,000 Class Y Warrants
                    50,000 Options
                       100 Shares of Preferred Stock, Series A
                       100 Shares of Preferred Stock, Series B

                           of Alchemy Holdings, Inc.

                    ---------------------------------------

                           PROXY STATEMENT RELATING TO

ALCHEMY HOLDINGS, INC.                      CIGARETTE RACING TEAM, INC.
SPECIAL MEETING OF SHAREHOLDERS             SPECIAL MEETING OF SHAREHOLDERS
To Be Held on ________________, 1999        To Be Held on ________________, 1999


     This Joint Proxy Statement/Prospectus ("Joint Proxy Statement/Prospectus") is being furnished to holders of common stock, par value $0.001 per share ("Alchemy Common Stock") of Alchemy Holdings, Inc. ("Alchemy"), in connection with the solicitation of proxies by the Board of Directors of Alchemy (the "Alchemy Board") for use at a Special Meeting of Alchemy shareholders to be held on __________, __________, 1999, (including any adjournments or postponements thereof, the "Alchemy Special Meeting"). At the Alchemy Special Meeting, the Alchemy shareholders will be asked (i) to consider and vote upon a proposal (the "Merger Proposal") to authorize and approve the issuance of up to 4,719,450 shares of Alchemy Common Stock to holders of shares of common stock, par value $.01 per share ("Cigarette Common Stock") of Cigarette Racing Team, Inc., a Florida corporation ("Cigarette"), in connection with the proposed merger (the "Merger") of Cigarette Boats, Inc., a Delaware corporation and a wholly-owned subsidiary of Alchemy ("Merger Sub") with and into Cigarette pursuant to an Agreement and Plan of Merger dated as of __________, 1999 by and among Alchemy, Cigarette and Merger Sub (the "Merger Agreement") whereby each share of Cigarette Common Stock outstanding immediately prior to the effective time of the Merger (other than shares of Cigarette Common Stock held by holders who have perfected dissenters' rights under the Florida Business Corporation Act) will be converted into one share of Alchemy Common Stock and Cigarette will become a wholly-owned subsidiary of Alchemy; (ii) to consider and vote upon a proposal (the "Repurchase Proposal") to authorize and approve the repurchase and retirement by Alchemy of 2,000,000 shares of Alchemy Common Stock held by Offshore Racing, Inc., a __________ corporation ("Offshore") in consideration for the issuance to Offshore of 100 shares of newly created series B preferred stock, par value $.001 per share of Alchemy ("Alchemy Series B Preferred Stock") having an aggregate liquidation preference equal to $1,000,000; and (iii) to consider and vote upon a proposal (the "Option Plan Proposal") to approve and adopt the Alchemy Employee Incentive Stock Option Plan (the "Option Plan").

     This Joint Proxy Statement/Prospectus is also being furnished to holders of Cigarette Common Stock, in connection with the solicitation of proxies by the Board of Directors of Cigarette (the "Cigarette Board") for use at a special meeting of Cigarette shareholders to be held on ____________, 1999, (including any adjournments or postponements thereof, the Cigarette Special Meeting). At the Cigarette Special Meeting, the Cigarette shareholders will be asked to vote to consider and vote upon a proposal to approve and adopt the Merger Agreement.

     This Joint Proxy Statement/Prospectus also constitutes the prospectus of Alchemy for use in connection with (i) the offer and sale of shares of Alchemy Common Stock, shares of Alchemy Series A Preferred Stock and warrants to purchase shares of Alchemy Common Stock, together with the shares of Alchemy Common Stock for which such warrants are exercisable all to be issued, pursuant to the Merger, (ii) shares of preferred stock, series B of Alchemy ("Alchemy Series B Preferred Stock") to be issued to Offshore in connection with the proposed repurchase and retirement by Alchemy of 2,000,000 shares of Alchemy Common Stock currently held by Offshore and (iii) non-qualified options to purchase shares of Alchemy Common Stock issuable pursuant to the Option Plan ("Options"), together with the shares of Alchemy Common Stock for which such Options are exercisable.

     Alchemy has filed a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") of which this Joint Proxy Statement/Prospectus forms a part, registering a total of 7,049,450 shares of Alchemy Common Stock, 4,719,450 of which represent shares to be issued in the Merger to the holders of shares of Cigarette Common Stock, 2,280,000 of which represent shares which may be issued upon the exercise of the Alchemy warrants to be issued in the Merger to holders of warrants to purchase shares of Cigarette Common Stock and 50,000 of which represent shares which may be issued upon the exercise of the Options. The Registration Statement also registers (w) the 100 shars of Alchemy Series A Preferred Stock to be issued in the Merger, (x) the 100 shares of Alchemy Series B Preferred Stock to be issued to Offshore, (y) a total of 2,280,000 warrants to purchase Alchemy Common Stock, consisting of 1,000,000 class A warrants of Alchemy ("Alchemy Class A Warrants") to be issued in the Merger to the holders of 1,000,000 class A warrants of Cigarette ("Cigarette Class A Warrants"), 1,000,000 class B warrants of Alchemy ("Alchemy Class B Warrants") to be issued in the Merger to the holders of 1,000,000 class B warrants of Cigarette ("Cigarette Class B Warrants"), 180,000 class X warrants of Alchemy ("Alchemy Class X Warrants") to be issued in the Merger to the holders of 180,000 class X warrants of Cigarette ("Cigarette Class X Warrants") and 100,000 class Y warrants of Alchemy ("Alchemy Class Y Warrants") to be issued in the Merger to the holders of 100,000 class Y warrants of Cigarette ("Cigarette Class Y Warrants") and (z) 50,000 Options to be issued pursuant to the Option Plan. For a description of the terms of the Alchemy Series A Preferred Stock and the Alchemy Series B Preferred Stock, see "Description of Alchemy's Sercurities--Preferred Stock". For a description of the terms of the Alchemy Class A Warrants, the Alchemy Class B Warrants, the Alchemy Class X Warrants, the Alchemy Class Y Warrants and the Options, see "Description of Alchemy's Securities--Warrants and Options."

     The outstanding shares of Alchemy Common Stock are listed on the OTC-Bulletin Board under the symbol "ALCH". As a condition to the merger, the shares of Alchemy Common Stock to be issued pursuant to the Merger must be approved for listing on the OTC- Bulletin Board, upon official notice of issuance. The last reported sale price of Alchemy Common Stock on the OTC-Bulletin Board on August 11, 1999 was $7.00 per share.

     The information included herein with respect to Alchemy and its affiliates was supplied by Alchemy and the information included herein with respect to Cigarette and its affiliates was supplied by Cigarette.

     Holders of shares of Cigarette Common Stock who exercise their right to dissent from the Merger and who otherwise comply with the applicable provisions of the Florida Business Corporation Act may seek payment of the fair value of their shares of Cigarette Common Stock. See "The Meetings--Cigarette Shareholders' Appraisal Rights" in this Joint Proxy Statement/Prospectus and Exhibit __ hereto, for a description of the procedures to be followed in order to perfect such dissenters' rights. See "Risk Factors" beginning on page 10, for certain information that should be considered by Alchemy shareholders and Cigarette shareholders before voting at the Alchemy Special Meeting or the Cigarette Special Meeting.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Joint Proxy  Statement/Prospectus  and the accompanying  forms of proxy are
first  being   mailed  to   shareholders   of  Alchemy  and   Cigarette   on  or
about__________, 1999.

The date of this Joint Proxy Statement/Prospectus is _________________, 1999.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ALCHEMY OR CIGARETTE. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE THE SECURITIES OFFERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS OR THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR PROXY SOLICITATION IN SUCH JURISDICTION.

NEITHER  THE  DELIVERY  OF  THIS  JOINT  PROXY   STATEMENT/PROSPECTUS   NOR  ANY
DISTRIBUTION OF THE SECURITIES TO WHICH THIS JOINT PROXY STATEMENT/PROSPECTUS RELATES SHALL, UNDER ANY

CIRCUMSTANCES,  CREATE AN IMPLICATION  THAT THERE HAS NOT BEEN ANY CHANGE IN THE
INFORMATION   CONTAINED   HEREIN   SINCE   THE   DATE   OF  THIS   JOINT   PROXY
STATEMENT/PROSPECTUS.

BY VOTING FOR THE MERGER AGREEMENT A CIGARETTE SHAREHOLDER WILL BE DEEMED TO HAVE ASSENTED TO ALL TERMS SET FORTH THEREIN. ONE SUCH TERM WILL RESTRICT SHAREHOLDERS WHO RECEIVE SHARES OF ALCHEMY COMMON STOCK IN THE MERGER FROM
TRANSFERRING SUCH SHARES FOR A PERIOD OF TWELVE MONTHS FROM THE EFFECTIVE DATE OF THE MERGER (THE "LOCKUP PERIOD"). DURING THE LOCKUP PERIOD THE BOARD OF DIRECTORS OF ALCHEMY WILL HAVE THE EXCLUSIVE RIGHT TO RELEASE SHAREHOLDERS WHO RECEIVE SHARES OF ALCHEMY COMMON STOCK AS A RESULT OF THE MERGER FROM THESE TRANSFER RESTRICTIONS FOR ANY REASON THAT IT DEEMS NECESSARY IN ITS SOLE DISCRETION.